EXHIBIT 99.1

Marlin Business Services Corp. Reports Second Quarter 2008 Net Income Improvement of 25 Percent Over First Quarter

 * Strong liquidity position, $179.3 million of undrawn capacity in credit facilities

 * Strong capital position, leverage of 4.3:1

 * Pricing on new originations increased 86 basis points year over year

 * Lower 30+ day lease delinquencies compared to first quarter 2008.

MOUNT LAUREL, N.J., Aug. 4, 2008 (PRIME NEWSWIRE) -- Marlin Business Services Corp. (Nasdaq:MRLN) today reported second quarter 2008 net income of $1.7 million or $0.14 per diluted share.

"We continue to make strides on successfully navigating through this challenging period for the economy," says Daniel P. Dyer, Marlin's Chairman and CEO. "This quarter, I'm pleased to report improved profits, stable credit quality and a strengthening of the company's overall liquidity with the growth of our new depository, Marlin Business Bank."

For the second quarter of 2008, the average net investment in leases was $713.2 million, compared to $730.0 million for the first quarter of 2008 and $710.6 million for the second quarter of 2007. Second quarter 2008 lease production was $62.5 million, based on initial equipment cost, compared to $70.6 million for the first quarter of 2008 and $97.3 million for the second quarter of 2007. The lower lease production levels in the second quarter reflect the current economic environment along with our decision to adopt more restrictive credit standards.

Demonstrating our pricing discipline, the average implicit yield on new lease production was 13.90% in the quarter, an increase of 61 basis points from the first quarter of 2008, up 86 basis points from the second quarter of 2007 and the highest yield on new lease production since second quarter 2004.

Included in average total finance receivables is $17.1 million of the Company's Business Capital Loan product, an increase of $2.1 million compared to first quarter of 2008 and $10.4 million compared to second quarter 2007.

The net interest and fee margin for the quarter ended June 30, 2008 was 9.90%, up 8 basis points from 9.82% in the first quarter of 2008. The increase is primarily due to a decrease in interest expense partially offset by lower interest earned on free cash flow. Fee income improved slightly to 3.05% for the quarter ended June 30, 2008 from 3.00% in the first quarter of 2008 due to a higher number of late fee billings. Interest expense as a percentage of average total finance receivables declined 37 basis points to 5.13% in the second quarter of 2008 versus 5.50% in the first quarter of 2008. The decrease is primarily due to lower average borrowings outstanding as a percentage of average total finance receivables, resulting from the term securitization prefunding ending in first quarter of 2008.

Leases over 30 days delinquent were 3.04% as of June 30, 2008, flat compared to 3.05% as of March 31, 2008. On a dollar basis, leases in the 30+ delinquency category were $24.9 million at June 30, 2008, down from $25.8 million at March 31, 2008 and $29.1 million at December 31, 2007. Leases over 60 days delinquent were 1.12% as of June 30, 2008, a slight increase from 1.09% as of March 31, 2008. On a dollar basis, leases over 60 days delinquent were $9.2 million at June 30, 2008, flat compared to $9.2 million at March 31, 2008.

Net lease charge-offs in the second quarter were $5.4 million, or 3.06% of average net investment in leases on an annualized basis compared to $5.3 million or 2.90% of average net investment in leases on an annualized basis during first quarter 2008.

The Company increased its allowance for credit losses to $12.9 million as of June 30, 2008, raising the allowance as a percentage of total finance receivables to 1.79% from 1.63% at March 31, 2008.

Salaries and Benefits were $6.3 million for the second quarter ended June 30, 2008 compared to $5.9 million for the first quarter 2008. The increase over first quarter is primarily related to costs associated with a previously announced workforce reduction.

General and administrative expenses were $4.0 million for the second quarter ended June 30, 2008 compared to $4.3 million for the first quarter 2008. The decrease over the first quarter is primarily related to reduced marketing investment related to our working capital loan product.

During the second quarter the Company repurchased 68,000 shares under the stock repurchase program announced in November.

The Company opened its Utah Industrial Bank, Marlin Business Bank, on March 12, 2008. The Bank has funded $47 million of leases and loans through its initial capitalization of $12 million and its issuance of $43.6 million in certificates of deposits at an all in deposit rate of 4.12%. Quarterly average outstandings were $15.8 million at a weighted average interest rate of 4.17%.

In conjunction with this release, static pool loss statistics have been updated as supplemental information on the investor relations section of our website at www.marlincorp.com.

Conference Call and Webcast

We will host a conference call on Tuesday, August 5, 2008 at 10:00 a.m. EDT to discuss our second quarter 2008 results. If you wish to participate, please call (877) 419-6600 approximately 10 minutes in advance of the call time. The conference ID will be: "Marlin." The call will also be Webcast on the Investor Relations page of the Marlin Business Services Corp. website, www.marlincorp.com. An audio replay will also be available on the Investor Relations section of Marlin's website for approximately 90 days.

About Marlin Business Services Corp.

Marlin Business Services Corp. is a nationwide provider of equipment leasing and working capital solutions primarily to small businesses. The Company's principal operating subsidiary, Marlin Leasing Corporation, finances over 70 equipment categories in a segment of the market generally referred to as "small-ticket" leasing (i.e. leasing transactions less than $250,000). The Company was founded in 1997 and completed its initial public offering of common stock on November 12, 2003. In addition to its executive offices in Mount Laurel, NJ, Marlin has regional offices in or near Atlanta, Chicago, Denver, Philadelphia and Salt Lake City. For more information, visit www.marlincorp.com or call toll free at (888) 479-9111.

The Marlin Business Services Corp. logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=4087

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," "may," "intend," and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained in our filings with the SEC, including the sections captioned "Risk Factors" and "Business" in the Company's Form 10-K filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

                   MARLIN BUSINESS SERVICES CORP.
                          AND SUBSIDIARIES
                     Consolidated Balance Sheets

                                                June 30,   December 31,
                                                  2008         2007
                                              -----------  -----------
                                               (Dollars in thousands,
                                               except per-share data)
                                              (Unaudited)

 ASSETS
 Cash and cash equivalents                    $    36,798  $    34,347
 Restricted cash                                   65,136      141,070
 Net investment in leases and loans               731,427      765,938
 Property and equipment, net                        3,173        3,266
 Property tax receivables                           1,532          539
 Fair value of cash flow hedge derivatives            880            4
 Other assets                                      16,631       14,490
                                              -----------  -----------
   Total assets                               $   855,577  $   959,654
                                              ===========  ===========

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Revolving and term secured borrowings        $   618,330  $   773,085
 Deposits                                          43,618           --
 Other liabilities:
  Fair value of cash flow hedge derivatives         5,041        4,760
  Sales and property taxes payable                 11,611        5,756
  Accounts payable and accrued expenses            10,069       10,226
  Deferred income tax liability                    14,513       15,682
                                              -----------  -----------
   Total liabilities                              703,182      809,509
                                              -----------  -----------
 Commitments and contingencies

 Stockholders' equity:
  Common Stock, $0.01 par value; 75,000,000
   shares authorized; 12,193,777 and
   12,201,304 shares issued and outstanding,
   respectively                                       122          122
  Preferred Stock, $0.01 par value; 5,000,000
   shares authorized; none issued                      --           --
  Additional paid-in capital                       83,324       84,429
  Stock subscription receivable                        (5)          (7)
  Accumulated other comprehensive loss             (2,836)      (3,130)
  Retained earnings                                71,790       68,731
                                              -----------  -----------
   Total stockholders' equity                     152,395      150,145
                                              -----------  -----------
    Total liabilities and stockholders'
     equity                                   $   855,577  $   959,654
                                              ===========  ===========

                   MARLIN BUSINESS SERVICES CORP.
                          AND SUBSIDIARIES
                Consolidated Statements of Operations

                          Three Months Ended       Six Months Ended
                               June 30,                June 30,
                        ----------------------  ----------------------
                           2008        2007        2008        2007
                           ----        ----        ----        ----
                         (Dollars in thousands, except per-share data)
                                          (Unaudited)

 Income:
   Interest income      $   21,870  $   22,151  $   44,823  $   43,588
   Fee income                5,565       5,186      11,159      10,801
                        ----------  ----------  ----------  ----------
  Interest and fee
   income                   27,435      27,337      55,982      54,389
   Interest expense          9,359       8,256      19,606      15,967
                        ----------  ----------  ----------  ----------
  Net interest and fee
   income                   18,076      19,081      36,376      38,422
   Provision for credit
    losses                   6,530       3,468      13,536       6,860
                        ----------  ----------  ----------  ----------
  Net interest and fee
   income after
   provision for credit
   losses                   11,546      15,613      22,840      31,562
   Insurance and other
    income                   1,708       1,553       3,469       3,228
                        ----------  ----------  ----------  ----------
    Net interest and
     other revenue after
     provision for
     credit losses          13,254      17,166      26,309      34,790
                        ----------  ----------  ----------  ----------
  Non-interest expense
   Salaries and benefits     6,344       5,113      12,215      10,830
   General and
    administrative           3,994       3,281       8,296       6,633
   Financing related
    costs                      231         213         597         459
                        ----------  ----------  ----------  ----------
  Non-interest expense      10,569       8,607      21,108      17,922
                        ----------  ----------  ----------  ----------
    Income before income
     taxes                   2,685       8,559       5,201      16,868
   Income taxes                985       3,381       2,142       6,663
                        ----------  ----------  ----------  ----------
 Net income             $    1,700  $    5,178  $    3,059  $   10,205
                        ==========  ==========  ==========  ==========

 Basic earnings per
  share                 $     0.14  $     0.43  $     0.25  $     0.85
 Diluted earnings per
  share                 $     0.14  $     0.42  $     0.25  $     0.83

 Weighted average shares
  used in computing
  basic earnings per
  share                 11,987,220  12,106,482  12,008,544  12,030,155
 Weighted average shares
  used in computing
  diluted earnings per
  share                 12,061,843  12,341,182  12,107,198  12,297,097

                          SUPPLEMENTAL QUARTERLY DATA
                  (dollars in thousands, except share amounts)
                                  (unaudited)

 Quarter Ended: 6/30/2007  9/30/2007  12/31/2007  3/31/2008  6/30/2008
 -------------- ---------  ---------  ----------  ---------  ---------

 New Asset
  Production:
 # of Sales Reps        97        105        118        108         92
 # of Leases         8,423      7,609      7,615      6,836      6,276
 Leased
  Equipment
  Volume           $97,260    $86,167    $87,670    $70,550    $62,467

 Approval
  Percentage            58%        60%        56%        50%        49%

 Average Monthly
  Sources            1,279      1,180      1,186      1,091      1,047

 Implicit Yield
  on New Leases      13.04%     13.06%     12.98%     13.29%     13.90%

 Net Interest
  and Fee
  Margin:
 Interest Income
  Yield              12.34%     12.34%     12.89%     12.32%     11.98%
 Fee Income
  Yield               2.89%      3.10%      2.96%      3.00%      3.05%
 Interest and
  Fee Income
  Yield              15.23%     15.44%     15.85%     15.32%     15.03%
 Cost of Funds        4.60%      4.78%      5.68%      5.50%      5.13%
 Net Interest
  and Fee Margin     10.63%     10.66%     10.17%      9.82%      9.90%

 Average Total
  Finance
  Receivables     $717,893   $733,304   $745,150   $745,175   $730,267
 Average Net
  Investment in
  Leases          $710,587   $724,933   $733,461   $729,951   $713,171

 End of Period
  Net Investment
  in Leases       $740,021   $746,889   $752,562   $737,301   $715,677
 End of Period
  Loans             $8,118     $9,038    $13,376    $16,234    $15,750
 End of Period
  Factoring
  Receivables         $182        $95        $26         $0         $0

 Total Loan and
  Lease Sales
  Personnel            101        114        124        117         95

 Portfolio Asset
  Quality:
 Total Finance
  Receivables
 30+ Days Past
  Due
  Delinquencies       2.59%      3.08%      3.36%      3.07%      3.13%
 30+ Days Past
  Due
  Delinquencies    $22,292    $26,770    $29,548    $26,535    $26,195

 60+ Days Past
  Due
  Delinquencies       0.68%      0.91%      0.95%      1.10%      1.16%
 60+ Days Past
  Due
  Delinquencies     $5,824     $7,951     $8,377     $9,527     $9,687

 Leasing
 30+ Days Past
  Due
  Delinquencies       2.60%      3.03%      3.37%      3.05%      3.04%
 30+ Days Past
  Due
  Delinquencies    $22,211    $26,054    $29,101    $25,831    $24,930

 60+ Days Past
  Due
  Delinquencies       0.68%      0.91%      0.95%      1.09%      1.12%
 60+ Days Past
  Due
  Delinquencies     $5,798     $7,795     $8,195     $9,230     $9,156

 Loans
 30+ Days Past
  Due
  Delinquencies       0.99%      7.74%      3.03%      4.24%      7.62%
 30+ Days Past
  Due
  Delinquencies        $81       $715       $426       $704     $1,265

 60+ Days Past
  Due
  Delinquencies       0.32%      1.69%      1.23%      1.79%      3.20%
 60+ Days Past
  Due
  Delinquencies        $26       $156       $173       $297       $531

 Factoring
  Receivables
 30+ Days Past
  Due
  Delinquencies       0.00%      1.01%     70.00%      0.00%      0.00%
 30+ Days Past
  Due
  Delinquencies         $0         $1        $21         $0         $0

 60+ Days Past
  Due
  Delinquencies       0.00%      0.00%     30.00%      0.00%      0.00%
 60+ Days Past
  Due
  Delinquencies         $0         $0         $9         $0         $0

 Net Charge-offs
  - Leasing         $3,176     $3,351     $4,680     $5,289     $5,448
 % on Average
  Net Investment
  in Leases
  Annualized          1.79%      1.85%      2.55%      2.90%      3.06%

 Net Charge-offs
  - Other
  Finance
  Receivables          $31        $49       $122       $631       $283
 % on Average
  Other Finance
  Receivables
  Annualized          1.70%      2.34%      4.17%     16.58%      6.62%

 Allowance for
  Credit Losses     $8,829     $9,395    $10,988    $12,074    $12,873
 % of 60+
  Delinquencies     151.60%    118.16%    131.17%    126.73%    132.89%

 90+ Day
  Delinquencies
  (Non-earning
  total finance
  receivables)      $2,449     $3,438     $3,695     $3,940     $4,704

 Balance Sheet:

 Assets

 Investment in
  Leases and
  Loans           $730,316   $738,275   $749,543   $739,393   $719,873
 Initial Direct
  Costs and Fees    26,652     27,048     27,383     26,216     24,517
 Reserve for
  Credit Losses     (8,829)    (9,395)   (10,988)   (12,074)   (12,873)
 Net Investment
  in Leases and
  Loans           $748,139   $755,928   $765,938   $753,535   $731,427
 Cash and Cash
  Equivalents        8,060     10,964     34,347     24,089     36,798
 Restricted Cash    64,660     68,634    141,070     64,894     65,136
 Other Assets       21,343     16,031     18,299     30,315     22,216
 Total Assets     $842,202   $851,557   $959,654   $872,833   $855,577

 Liabilities
 Total Debt       $651,771   $659,561   $773,085   $680,256   $618,330
 Deposits               $0         $0         $0         $0    $43,618
 Other
  Liabilities       42,780     41,563     36,424     44,975     41,234
 Total
  Liabilities     $694,551   $701,124   $809,509   $725,231   $703,182

 Stockholders'
  Equity
 Common Stock         $123       $123       $122       $122       $122
 Paid-in
  Capital, net      84,923     85,638     84,422     83,792     83,319
 Other
  Comprehensive
  Income             1,955     (1,006)    (3,130)    (6,402)    (2,836)
 Retained
  Earnings          60,650     65,678     68,731     70,090     71,790
 Total
  Stockholders'
  Equity          $147,651   $150,433   $150,145   $147,602   $152,395

 Total
  Liabilities
  and
  Stockholders'
  Equity          $842,202   $851,557   $959,654   $872,833   $855,577

 Capital and
  Leverage:
 Tangible Equity  $147,651   $150,433   $150,145   $147,602   $152,395
 Debt to
  Tangible
  Equity              4.41       4.38       5.15       4.61       4.34

 Expense Ratios:

 Salaries and
  Benefits
  Expense           $5,113     $5,257     $5,243     $5,870     $6,344
 Salaries and
  Benefits
  Expense
  Annualized %
   of Avg. Fin
   Recbl              2.85%      2.87%      2.81%      3.15%      3.47%

 Total personnel
  end of quarter       324        331        357        354        291

 General and
  Administrative
  Expense           $3,281     $3,447     $3,553     $4,303     $3,994
 General and
  Administrative
  Expense
  Annualized %
   of Avg. Fin
   Recbl              1.83%      1.88%      1.91%      2.31%      2.19%

 Efficiency
  Ratio              40.68%     41.06%     42.41%     50.71%     52.25%

 Net Income:
 Net Income         $5,178     $5,028     $3,053     $1,359     $1,700

 Annualized
  Performance
  Measures:
 Return on
  Average Assets      2.49%      2.38%      1.25%      0.60%      0.79%
 Return on
  Average
  Stockholders'
  Equity             14.36%     13.49%      8.10%      3.66%      4.50%

 Per Share Data:

 Number of
  Shares -
  Basic         12,106,482 12,155,152 12,138,824 12,033,523 11,987,220
  EPS- Basic         $0.43      $0.41      $0.25      $0.11      $0.14

 Number of
  Shares -
  Diluted       12,341,182 12,355,484 12,283,142 12,133,159 12,061,843
 EPS- Diluted        $0.42      $0.41      $0.25      $0.11      $0.14

 Net investment in total finance receivables includes net investment in direct financing leases, loans, and factoring receivables.

CONTACT:  Marlin Business Services Corp.
          Lynne Wilson
          1-888-479-9111 ext. 4108